NOTE PURCHASE AGREEMENT





                                      among




                             UAC BOAT FUNDING CORP.
                                   as Issuer,


                         ENTERPRISE FUNDING CORPORATION,
                                   as Company,

                                       and

                               NATIONSBANK, N.A.,
                           as Agent and Bank Investor


                            Dated as of April 3, 1997






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                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.  Definitions...................................................  1

                          ARTICLE II

                      FUNDINGS; THE NOTE

SECTION 2.1.  Funding; The Note.............................................  8
SECTION 2.2.  The Surety Bond............................................... 16
SECTION 2.3.  Sharing of Payments, Etc...................................... 16
SECTION 2.4.  Right of Setoff............................................... 17
SECTION 2.5.  Fees.......................................................... 17

                          ARTICLE III

           REPRESENTATIONS, WARRANTIES AND COVENANTS
                         OF THE ISSUER

SECTION 3.1.  Representations and Warranties of the
                      Issuer................................................ 17

                          ARTICLE IV

                        INDEMNIFICATION

SECTION 4.1.  Indemnity..................................................... 20
SECTION 4.2.  Indemnity for Taxes, Reserves and
                      Expenses.............................................. 22
SECTION 4.3.  Other Costs, Expenses and Related
                      Matters............................................... 25

                           ARTICLE V

                  THE AGENT; BANK COMMITMENT

SECTION 5.1.  Authorization and Action....................................... 26
SECTION 5.2.  Agent's Reliance, Etc.......................................... 28
SECTION 5.3.  Credit Decision................................................ 28
SECTION 5.4.  Indemnification of the Agent................................... 29
SECTION 5.5.  Successor Agent................................................ 29

                                                                         Page
SECTION 5.6.  Payments by the Agent...................................... 30
SECTION 5.7.  Bank Commitment; Assignment to Bank
                      Investors.......................................... 31

                          ARTICLE VI

                         MISCELLANEOUS

SECTION 6.1.  Notices, Etc............................................... 36
SECTION 6.2.  Successors and Assigns..................................... 37
SECTION 6.3.  Severability Clause........................................ 37
SECTION 6.4.  Amendments................................................. 37
SECTION 6.5.  Governing Law.............................................. 38
SECTION 6.6.  No Bankruptcy Petition Against the
                      Company............................................ 38
SECTION 6.7.  Setoff..................................................... 38
SECTION 6.8.  No Recourse................................................ 38
SECTION 6.9.  Further Assurances......................................... 39
SECTION 6.10. No Recourse against Merrill................................ 39
SECTION 6.11. Counterparts............................................... 39
SECTION 6.12. Headings................................................... 39



                                    EXHIBITS

EXHIBIT A     Form of Assignment and Assumption Agreement          A-1
EXHIBIT B     Form of Surety Bond                                  B-1
EXHIBIT C     Form of Funding Request                              C-1
EXHIBIT D     Form of Note                                         D-1
EXHIBIT E     List of Actions, Suit or Proceedings                 E-1
EXHIBIT F     Location of Records                                  F-1

                             NOTE PURCHASE AGREEMENT


                  NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of April 3, 1997, among ENTERPRISE FUNDING CORPORATION, a Delaware corporation, as lender (together with its successors and assigns, the "Company"), for itself and as agent for the Liquidity Provider, UAC BOAT FUNDING CORP., a Delaware corporation, as borrower (together with its successors and assigns, the "Issuer") and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor.


                              W I T N E S S E T H :

                  WHEREAS, subject to the terms and conditions of this Agreement and the Security Agreement, the Issuer desires to obtain funds from time to time from the Company or the Bank Investors, as applicable, and to evidence the obligation to repay such amounts, together with interest thereon, through the issuance of the Note;

                  WHEREAS, pursuant to the Security Agreement, the Issuer will pledge to the Collateral Agent for the benefit of the Secured Parties its interest in the Collateral, including the Issuer's security interest in the Boats;

                  NOW THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings specified in the Security Agreement. The following terms shall have the meanings specified below, and shall include in the singular number the plural and in the plural number the singular:

                  "Administrative  Agent"  shall  mean  NationsBank,   N.A.,  as
administrative agent for the Company.

                  "Advance Termination Date" shall have the meaning specified in the Security Agreement.

                  "Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to Article V of this Agreement.

                  "Agreement" shall mean this Note Purchase Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

                  "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time and (ii) such Bank Investor's unused Commitment.

                  "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit A attached hereto.

                  "Available Collections" shall have the meaning specified in the Security Agreement.

                  "Available Funds" shall have the meaning specified in the Security Agreement.

                  "Bank Investors" shall mean NationsBank, N.A. and each other financial institution identified as such on the signature pages hereof and their respective successors and assigns.

                  "Boat" shall mean, with respect to a Receivable, any new or used boat, boat motor, accompanying boat trailer or Personal Watercraft and accompanying trailer, together with all accessions thereto, securing the related Obligor's indebtedness thereunder.

                  "Borrowing Base (Boats)" shall have the meaning specified in the Security Agreement.

                  "Borrowing Base (Personal Watercraft)" shall have the meaning specified in the Security Agreement.

                  "CapMAC" shall mean Capital Markets Assurance Corporation.

                  "Carrying Costs" shall have the meaning specified in the Security Agreement.

                  "Closing Date" shall mean April 3, 1997.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (including any successor statute), and the regulations promulgated and the rulings issued thereunder.

                  "Collateral" shall have the meaning set forth in the Security Agreement.

                  "Collateral Agent" shall mean NationsBank, N.A., or any successor thereto, as Collateral Agent under the Security Agreement.

                  "Collections" shall have the meaning specified in the Security Agreement.

                  "Commercial Paper" shall mean promissory notes of the Company issued by the Company in the commercial paper market.

                  "Commitment" means for each Bank Investor, the commitment of such Bank Investor to make acquisitions from the Issuer or the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment".

                  "Commitment Termination Date" means April 2, 1998, or such later date to which the Commitment Termination Date may be extended by the Issuer, the Agent and the Bank Investors not later than 90 days prior to the then current Commitment Termination Date.

                  "Common Stock" shall have the meaning set forth in the Security Agreement.

                  "Company"  shall  mean  Enterprise  Funding   Corporation,   a
Delaware corporation, together with its successors and assigns.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall have the meaning specified in the Security Agreement.

                  "Facility Limit" shall have the meaning specified in the Security Agreement.

                  "Funding" shall have the meaning specified in Section 2.1(a) hereof.

                  "Governmental Authority" shall have the meaning specified in the Security Agreement.

                  "Indemnified  Amounts"  shall  have the  meaning  set forth in
Section 4.1 hereof.

                  "Indemnified  Parties"  shall  have the  meaning  set forth in
Section 4.1 hereof.

                  "Initial Funding" shall have the meaning specified in Section 2.1(a) hereof.

                  "Interest Component" shall have the meaning specified in the Security Agreement.

                  "Issuer" shall mean UAC Boat Funding Corp., a Delaware corporation, and its successors and permitted assigns.

                  "Law" shall have the meaning specified in the Security Agreement.

                  "Liquidation Proceeds" shall have the meaning specified in the Security Agreement.

                  "Liquidity Agreement" shall mean the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance of Commercial Paper.

                  "Liquidity Provider" shall mean the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of its Commercial Paper, and shall include any Person which acquires a participation interest therein.

                  "Majority  Investors"  shall  have the  meaning  specified  in
Section 5.1(a) hereof.

                  "Maximum Permitted Borrowing Base" shall have the meaning specified in the Security Agreement.

                  "Monthly Debtor's Certificate" shall have the meaning set forth in the Security Agreement.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multiemployer Plan" shall have the meaning specified in the Security Agreement.

                  "Net Asset Test" shall mean either (a) (i) the Surety Bond is in full force and effect and (ii) no Surety Bond Provider Default has occurred and is continuing or (b) the Net Investment is not greater than the Maximum Permitted Borrowing Base.

                  "Net Yield" shall have the meaning specified in the Security Agreement.

                  "Note"  shall mean the note issued to the Company  pursuant to
Section 2.1 of this Agreement.

                  "Obligor" shall have the meaning set forth in the Security Agreement.

                  "Official Body" shall have the meaning set forth in the Security Agreement.

                  "Other Transferor" shall mean any Person other than the Issuer
that  has  entered  into  a  receivables   purchase   agreement,   transfer  and
administration agreement or other similar agreement with the Company.

                  "Pay Out Commencement Date" shall have the meaning set forth in the Security Agreement.

                  "Person" shall have the meaning specified in the Security Agreement.

                  "Personal Watercraft" shall have the meaning specified in the Security Agreement.

                  "Plan" shall have the meaning specified in the Security Agreement.

                  "Plan Event" shall have the meaning specified in the Security Agreement.

                  "Potential Termination Event" shall have the meaning specified in the Security Agreement.

                  "Potential Wind-Down Event" shall have the meaning specified in the Security Agreement.

                  "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

                  "Program Fee" shall have the meaning specified in the Security Agreement.

                  "Purchase Agreement" shall have the meaning specified in the Security Agreement.

                  "Purchased Interest" shall mean any interest in the Note acquired by the Liquidity Provider.

                  "Receivable" shall have the meaning specified in the Security Agreement.

                  "Receivable Schedule" shall have the meaning specified in the Security Agreement.

                  "Related Commercial Paper" shall have the meaning specified in the Security Agreement.

                  "Remittance Date" shall have the meaning specified in the Security Agreement.

                  "Requirements of Law" shall have the meaning specified in the Security Agreement.

                  "Reserve Account" shall have the meaning specified in the Security Agreement.

                  "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies.

                  "Secured Parties" shall have the meaning specified in the Security Agreement.

                  "Security Agreement" shall mean the Security Agreement dated as of April 3, 1997 among UAC, as Seller and Servicer, the Issuer, the Collateral Agent, the Company and the Surety Bond Provider.

                  "Seller" means Union Acceptance Corporation.

                  "Servicer" shall mean UAC as servicer under the Servicing Agreement or any successor Servicer.

                  "Servicer Advance" shall have the meaning specified in the Security Agreement.

                  "Servicing Agreement" shall have the meaning specified in the Security Agreement.

                  "Servicing Fee" shall have the meaning specified in the Security Agreement.

                  "Subsequent  Funding"  shall  have the  meaning  specified  in
Section 2.1(a) hereof.

                  "Subsidiary" shall have the meaning specified in the Security Agreement.

                  "Surety   Bond"   shall  mean  that   certain   unconditional,
irrevocable surety bond, substantially in the form annexed hereto as Exhibit B, to be issued by the Surety Bond Provider and naming the Agent as beneficiary.

                  "Surety Bond Provider" shall mean CapMAC.

                  "Surety  Bond  Provider   Default"   shall  have  the  meaning
specified in the Security Agreement.

                  "Targeted Monthly Principal Payment" shall have the meaning specified in the Security Agreement.

                  "Termination Date" shall have the meaning specified in the Security Agreement.

                  "Termination Event" shall have the meaning specified in the Security Agreement.

                  "Transaction  Costs"  shall  have  the  meaning  specified  in
Section 4.3 hereto.

                  "UAC" shall mean Union Acceptance Corporation.

                  "Uniform Commercial Code" or "UCC" shall have the meaning specified in the Security Agreement.

                  "Wind-Down  Event" shall have the meaning specified in Section
6.2 of the Security Agreement.

                  "Yield Supplement Account" shall have the meaning specified in the Security Agreement.


                                   ARTICLE II

                               FUNDINGS; THE NOTE

                  SECTION 2.1. Funding; The Note. (a) Initial Funding. Upon the terms and subject to the conditions set forth herein (x) prior to the Termination Date or the Advance Termination Date and provided that no Wind-Down Event shall have occurred, the Company may, and (y) prior to the Commitment Termination Date and provided that no Termination Event shall have occurred, the Bank Investors shall, if requested, make an advance (any such advance, a "Funding," the first such advance, the "Initial Funding," each such additional funding, a "Subsequent Funding") to the Issuer from time to time on or after the Closing Date. In connection with the Initial Funding, the Issuer shall, by notice request such Funding at least one Business Day prior to the proposed date of such Initial Funding. Such notice shall specify the amount of the proposed Funding (which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof) and the proposed date of the Funding. On any Business Day occurring after the Initial Funding under this Section, upon one Business Day notice to the Agent, which shall be in the form of Exhibit C hereto and satisfy the requirements of Section 2.1(b)(iii) below (the "Funding Request"), the

Issuer may request that the Company or the Bank Investors, as appropriate, make Subsequent Fundings (which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof). No more than one Subsequent Funding shall be permitted each calendar week, unless the Agent and the Company shall have agreed to more frequent Fundings.

                  (b) Conditions to Funding. Neither the Company nor the Bank Investors shall have any obligation to advance any funds to the Issuer in connection with any Funding unless on the date of such Funding (i) either (a) the sum of the Net Investment, plus the aggregate Interest Component, if the Net Investment is funded by the Company, or (b) the Net Investment, if the Net Investment is funded by the Bank Investors, would not (after giving effect to such Funding) exceed the Facility Limit; (ii) the Net Investment, after giving effect to such Funding, would not be greater than the Maximum Permitted Borrowing Base; (iii) the Issuer has provided a Funding Request to the Agent and the Surety Bond Provider, which shall include the calculations necessary to satisfy the requirements set forth in clauses (i) and (ii) above and shall also include a certification by an authorized officer of the Issuer that to the best of such officer's knowledge, no event has occurred since the most recent Funding (or, the Closing Date, in the case of the Initial Funding) that would have a material and adverse effect on the Receivables, the Servicer or the Issuer; (iv) the Surety Bond is in full force and effect and no Surety Bond Provider Default has occurred and is continuing; (v) the Issuer shall have deposited in the Reserve Account, or shall have given irrevocable instructions to the Agent to withhold from the proceeds of such Funding and to deposit in the Reserve Account, an amount equal to the amount necessary to cause the amount on deposit in the Reserve Account to at least equal the Required Reserve Account Balance (calculated as if such Funding shall have occurred); (vi) each representation and warranty of the Issuer herein or in the Security Agreement shall be true and correct with respect to the Issuer and each Receivable included in either the Borrowing Base (Boats) or Borrowing Base (Personal Watercraft), as of the date of such Funding; (vii) a Potential Wind-Down Event or a Wind-Down Event (each only in the case of a Funding to be made by the Company) or a Potential Termination Event or a Termination Event, (in the case of a Funding to be made by the Bank Investors or the Company) shall not have occurred or be continuing;
(viii) the Advance Termination Date shall not have occurred (only in the case of a Funding to be made by the Company); (ix) the Company is able to obtain funds for the making of such Funding in the commercial paper market or pursuant to the Liquidity Agreement (only in the case of a Funding to be made by the Company); and (x) in connection with the Initial Funding, the conditions precedent set forth in paragraph (f) of this Section shall be satisfied.

                  (c) Funding Request Irrevocable. The notice of the proposed Initial Funding and any Subsequent Funding shall be irrevocable and binding on the Issuer and the Issuer shall indemnify the Company and the Bank Investors against any loss or expense incurred by the Company or the Bank Investors, either directly or indirectly (including through the Liquidity Agreement) as a result of any failure by the Issuer to complete the requested Funding including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Company or the Bank Investors, either directly or indirectly (including pursuant to the Liquidity Agreement), by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) for the Company or the Bank Investors to complete the requested Funding.

                  (d) Disbursement of Funds. No later than 4:30 p.m. (New York City time) on the date on which a Funding is to be made, the Company or the Bank Investors, as applicable, will make available to the Issuer in immediately available funds, the amount of the Funding to be made on such day by remitting the required amount thereof to an account of the Issuer as designated in the related notice requesting such Funding.

                  (e)      The Note.

                                    (i)  The Issuer's obligation to
         pay the principal of and interest on all amounts advanced by the Company or the Bank Investors pursuant to any Funding shall be evidenced by a single note of the Issuer (the "Note") which shall (1) be dated the Closing

         Date; (2) be in the stated principal amount equal to the Facility Limit (as reflected from time to time on the grid attached thereto); (3) bear interest as provided therein; (4) be payable to the order of the Agent for the account of the Company or the Bank Investors and mature on the Remittance Date occurring in the calendar month following the calendar month in which the latest maturing Receivable (determined as of the Termination Date) is scheduled to mature (without regard to extensions subsequently granted on any Receivable by the Issuer or any servicing agent); (5) be entitled to the benefits of the Surety Bond and the Security Agreement; and (6) be substantially in the form of Exhibit D to this Agreement, with blanks appropriately completed in conformity herewith. The Company shall, and is hereby authorized to, make a notation on the schedule attached to the Note of the date and the amount of each Funding and the date and amount of the payment of principal thereon, and prior to any transfer of the Note, the Company shall endorse the outstanding principal amount of the Note on the schedule attached thereto; provided, however, that failure to make such notation shall not adversely affect the Company's rights with respect to the Note.

                                    (ii)  Although the Note shall be
         dated the Closing Date, interest in respect thereof shall be payable only for the periods during which amounts are outstanding thereun- der. In addition, although the stated principal amount of the Note shall be equal to the Facility Limit, the Note shall be enforceable with respect to the Issuer's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Fundings outstanding thereunder at the time such enforcement shall be sought.

                           (f)  Conditions Precedent. The Company's
and the Bank Investors' obligations under this Agreement are subject to the accuracy of the representations and warranties on the part of the Issuer contained herein, as of the date hereof, and as of the Closing Date (as if made on such date), and as of the Initial Funding Date, to the performance by the Issuer of its obligations under this Agreement and to the satisfaction of the following further conditions on the Closing Date:

                                    (i) The Agent shall have received letters of
         Barnes & Thornburg, special counsel to the Issuer, that it may rely on such counsel's opinions to Moody's and S&P as to the "true sale" of the Receivables by the Seller to the Issuer and substantive nonconsolidation of the Seller and the Issuer under the Bankruptcy Code.

                                    (ii)  The  Agent  shall  have   received  an
         opinion, dated the Closing Date from Barnes & Thornburg, special counsel for the Issuer, in form and substance acceptable to it, addressing corporate matters and the characterization of the Collateral Agent's security interest in the Receivables as a first priority perfected security interest.

                                    (iii)  The  Agent  shall  have  received  an
         opinion, dated the Closing Date, from Barnes & Thornburg, counsel to the Seller, in form and substance acceptable to it, addressing corporate and security interest matters.

                                    (iv)  The  Agent   shall  have   received  a
         certificate of the Issuer, dated the Closing Date, stating that (i) its representations and warranties made herein and in the Security Agreement are true and correct as of the Closing Date, and (ii) the Issuer has complied with all agreements and satisfied all conditions to be satisfied on its part pursuant to this Agreement and the Security Agreement at or prior to the Closing Date.

                                    (v)   All   conditions   precedent   to  the
         authentication and delivery of the Note under this Agreement shall have been satisfied.

                                    (vi) Each  party  shall have  performed  and
         complied with all agreements and conditions contained herein and in the Security

         Agreement and all other documents delivered in connection herewith or therewith which are required to be performed or complied with by such party before or at the Closing Date.

                                    (vii)   This    Agreement,    the   Purchase
         Agreement, the Security Agreement, the Surety Bond, the Insurance Agreement and the Servicing Agreement shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect on the Closing Date and shall be in form and substance satisfactory to the Agent.

                                    (viii)  The Agent  shall have  received  the
         following, in each case in form and substance satisfactory to it:

                                    (1) copy of the  resolutions of the Board of
         Directors of the Issuer, certified by the Secretary or an Assistant Secretary as of the Closing Date, duly authorizing the execution, delivery and performance by the Issuer of the documents executed by or on behalf of the Issuer in connection with the transactions contemplated by this Agreement and the Security Agreement; and attesting to the names and true signatures of the person or persons executing and delivering each such document;

                                    (2) a copy of the  resolutions  of the Board
         of Directors of the Seller, certified by the Secretary or an Assistant Secretary of the Seller as of the Closing Date, duly authorizing the execution, delivery and performance by the Seller of the Purchase
         Agreement and any other documents executed by or on behalf of the Seller in connection with the transactions contemplated thereby; and an incumbency certificate of the Seller as to the person or persons executing and delivering each such document; and

                                    (3) such other  documents  and evidence with
         respect to the Issuer, the Seller and the Servicer as the Company may reasonably request in order to establish the corporate existence and good standing of each thereof, the proper taking of all appropriate corporate proceedings in connection with the transactions contemplated by this Agreement, the Note, the Security Agreement, the Servicing Agreement, the Insurance Agreement, and the Purchase Agreement and the compliance with the conditions set forth herein and therein.

                                    (ix) No fact or condition  shall exist under
         applicable law or applicable regulations thereunder or interpretations thereof by any regulatory authority which in the Agent's reasonable opinion would make it unlawful to issue the Note or for the Issuer or any of the other parties thereto to perform their respective obligations under this Agreement, the Security Agreement, the Purchase Agreement, the Servicing Agreement, the Insurance Agreement or the Surety Bond.

                                    (x) On or prior  to the  Closing  Date,  the
         Seller and the Issuer shall have filed any financing statements or amendments thereto, wherever necessary or advisable, in order to perfect the transfer and assignment of the Receivables to the Issuer and the grant of the security interest therein to the Collateral Agent and shall have delivered file-stamped copies of such financing statements or other evidence of the filing thereof to the Agent.

                                    (xi) All  taxes  and fees due in  connection
         with the filing of the financing statements referred to in clause (x) of this Section 2.1(f) shall have been paid in full or duly provided for.

                                    (xii) The Surety  Bond  Provider  shall have
         issued the Surety Bond, in form and substance satisfactory to the Agent, dated as of the Closing Date.

                                    (xiii) No action or  proceeding  shall  have
         been instituted nor shall any governmental action be threatened before any court or governmental agency nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency to set aside, restrain, enjoin or prevent the performance of this Agreement or any of the other agreements or the transactions contemplated hereby.

                                    (xiv) The Agent  shall  have been  furnished
         with such other documents and opinions (including executed copies, addressed to it or otherwise expressly allowing it to rely thereon of such documents or opinions delivered to any other person in connection with the transactions contemplated herein) as it may reasonably require, and all documents and opinions as well as actions and proceedings taken by the Issuer in connection with the issuance and sale of the Note shall be satisfactory in form and substance to the Agent and its counsel.

                                    (xv) An  opinion of Shaw,  Pittman,  Potts &
         Trowbridge, counsel to the Surety Bond Provider, pertaining to the Surety Bond Provider and the enforceability of the Surety Bond and in form and substance satisfactory to the Agent, shall have been delivered to the Agent.

                                    (xvi)  The Agent  shall  have  received,  in
         substance reasonably satisfactory to the Agent, the Fee Letter dated as of the Closing Date.


                                    (xvii)  The Agent  shall have  received,  in
         substance reasonably satisfactory to the Agent, the Bank Fee Letter dated as of the Closing Date.

                                    (xviii) The Reserve  Account shall have been
         established at NationsBank N.A. and funded to the extent required by the Secu- rity Agreement.

                                    (xix) The  Yield  Supplement  Account  shall
         have been established at NationsBank N.A. and funded to the extent required by the Security Agreement.

                                    (xx) The Carrying  Cost  Account  shall have
         been established at NationsBank N.A. and funded to the extent required by the Security Agreement.

                                    (g)  Maturity  of  Commercial   Paper.   The
         Company shall not issue any Related Commercial Paper with a maturity in excess of 60 days in connection with any financing or refinancing of an increase in the Note.

                  SECTION 2.2. The Surety Bond. The Issuer has obtained the Surety Bond for the benefit of the Agent on behalf of the Company and the Bank Investors. The Issuer acknowledges that the Agent is entitled, in accordance with the terms thereof, to demand funds thereunder for the benefit of the Company and the Bank Investors. The Agent shall have no liability to the Issuer, and the Issuer shall indemnify and hold the Agent harmless, in connection with any demands made by the Agent under the Surety Bond except to the extent that the Agent shall have acted with gross negligence in making any such demand.

                  SECTION 2.3. Sharing of Payments, Etc. If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Note owned by it in excess of its ratable share of payments on account of any interest in the Note obtained by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

                  SECTION 2.4. Right of Setoff. Without in any way limiting the provisions of Section 2.3, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of a Termination Event or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company or such Bank Investor to, or for the account of, the Issuer against the amount owing by the Issuer hereunder to such Person (even if contingent or unmatured).

                  SECTION 2.5. Fees. The Issuer shall pay, in accordance with the Fee Letter, the following non-refund- able fees on each Remittance Date, (i) to the Company, the Program Fee, (ii) to the Administrative Agent, the Administrative Fee and (iii) to the Agent, the Liquidity Fee and (iv) to the Agent, any accrued and unpaid commercial paper dealer or placement agent fees described in clause (c) of the definition of Carrying Costs.


                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF THE ISSUER

                  SECTION 3.1. Representations and Warranties of the Issuer. The Issuer represents and warrants to and covenants with the Company and the Bank Investors as of the Closing Date and the Initial Funding Date and, except as otherwise provided herein, as of each date of any Subsequent Funding that:

                                    (a)  Corporate   Existence  and  Power.  The
         Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

                                    (b)     Corporate      and      Governmental
         Authorization; Contravention. The execution, delivery and performance by the Issuer of this Agreement, the Purchase Agreement, the Servicing Agreement, the Security Agreement, the Fee Letter, the Bank Fee Letter, the Insurance Agreement and the Note are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Issuer or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer or result in the creation or imposition of any lien on assets of the Issuer, or require the consent or approval of, or the filing of any notice or other documentation with, any governmental authority or other Person.

                                    (c) Binding Effect.  Each of this Agreement,
         the Security Agreement, the Purchase Agreement, the Servicing Agreement, the Fee Letter, the Bank Fee Letter, the Insurance Agreement and the Note constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                                    (d) Accuracy of Information. All information
         heretofore furnished by the Issuer (including without limitation, the Monthly Debtor's Certificate and UAC's financial statements) to the Company, the Bank Investors or the Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Issuer to the Company, the Bank Investors or the Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                                    (e) Tax Status.  All tax  returns  (federal,
         state and local) required to be filed with respect to the Issuer have been filed (which filings may be made by an Affiliate of the Issuer on a consolidated basis covering the Issuer and other Persons) and there has been paid or adequate provision made for the payment of all taxes, assessments and other governmental charges in respect of the Issuer (or in the event consolidated returns have been filed, with respect to the Persons subject to such returns).

                  (f) Action, Suits. Except as set forth in Exhibit E hereto, there are no actions, suits or proceedings pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer or any Affiliate of the Issuer or their respective properties, in or before any court, arbitrator or other body, which may have a material adverse effect on the Issuer's ability to perform its obligations hereunder or under the Purchase Agreement.

                  (g) Use of Proceeds. The proceeds of any Funding will be used by the Issuer to acquire the Receivables and related property with respect thereto from UAC pursuant to the Purchase Agreement.

                  (h) Place of Business. The chief place of business and chief executive office of the Issuer are located at the address of the Issuer indicated in Section 6.1 hereof and the offices where the Issuer keeps all its records, are located at the address(es) described on Exhibit F.

                  (i) Merger and Consolidation. As of the date hereof the Issuer has not changed its name, merged with or into or been consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

                  (j) Solvency. The Issuer is not insol- vent and will not be rendered insolvent immediately following the consummation on the Closing Date and the Initial Funding Date of the transactions contemplated by this Agreement and the Security Agreement, including the pledge by the Issuer to the Collateral Agent of the Collateral specified in Section 2.1 of the Security Agreement.

                  (k) No Termination Event. After giving effect to the Funding, no Potential Termination Event or Termination Event exists.

                  (l) Compliance. The Issuer has complied in all material respects with all Requirements of Law in respect of the conduct of its business and ownership of its property.

                  (m)  Not  an  Investment   Company.   The  Issuer  is  not  an
"investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (n) ERISA. The Issuer is in compliance in all material respects with ERISA and no lien in favor of the PBGC on any of the Receivables shall exist.

                  (o) Subsidiaries. The Issuer does not have any Subsidiaries.

                  (p) Capital Stock. The Issuer has neither sold nor pledged any of its Common Stock to any entity other than UAC.

                  Any document, instrument, certificate or notice delivered to the Company by the Issuer hereunder shall be deemed a representation and warranty by the Issuer.

                  The  representations  and warranties set forth in this Section
3.1 shall survive the pledge and assignment of the Collateral to the Collateral Agent for the benefit of the Secured Parties. Upon discovery by the Issuer, the Company, the Agent or a Bank Investor of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.


                                             ARTICLE IV

                                           INDEMNIFICATION

                  SECTION  4.1.  Indemnity.  Without  limiting  any other rights which the Company or the Bank Investors may have hereunder or under applicable law, the Issuer agrees to indemnify the Company, the Bank Investors, the Collateral Agent, the Agent, the Administrative Agent, the Liquidity Provider, the Credit Support Provider and any permitted assigns and their respective agents, officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Company, the Bank Investors, the Agent, the Collateral Agent, the Administrative Agent, the Liquidity Provider and the Credit Support Provider) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Company, the Bank Investors, the Agent, the Administrative Agent, the Liquidity Provider or the Credit Support Provider of the Note excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollect- ible Receivables. Such Indemnified Amounts shall be paid in accordance with Section 5.1(a)(xiii) of the Security Agreement. Without limiting the generality of the foregoing, the Issuer shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (a) reliance on any representation or warranty made by the Issuer or the Servicer (or any officers of the Issuer or the Servicer) under or in connection with this Agreement, the Security Agreement, the Servicing Agreement, any Funding Request, any Monthly Debtor's Certificate or any other information or report delivered by the Issuer or the Servicer pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (b) the failure by the Issuer or the Servicer to comply with any applicable law, rule or regulation with respect to the Collateral, or the nonconformity of the Collateral with any such applicable law, rule or regulation;

                  (c) the failure to vest and maintain vested in the Collateral Agent a first priority perfected security interest in the Collateral, free and clear of any Lien;

                  (d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to all or any part of the Collateral which failure has an adverse effect on the validity, perfected status or priority of the security interest granted to the Collateral Agent under the Security Agreement;

                  (e) any valid dispute, claim, offset or defense (other than discharge in bankruptcy of the Obli- gor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of a Boat or services related to such Receivable or the furnishing or failure to furnish such Boat or services;

                  (f) any failure of the Issuer to perform its duties or obligations in accordance with the provi- sions of Articles IV and V of the Security Agreement; or

                  (g) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the related Boat or related merchandise or services which are the subject of any Receivable;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Agreement or the Credit Support Agreement to the Issuer and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Issuer and not attributable to any Other Transfer- or, the Issuer shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Indemnified Amounts.

                  SECTION 4.2. Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                  (1) shall subject any Indemnified Party to any tax, duty or other charge with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agreement, the Credit Support Agreement or otherwise in respect of this Agreement, the Security Agreement, the Note, the Net Investment or the Collateral (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located); or

                  (2) shall impose, modify or deem applica- ble any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agreement, the Credit Support
Agreement or otherwise in respect of this Agreement, the Note, the Net Investment or the Collateral;

                  (3) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Agreement or the Credit Support Agreement or otherwise in respect of this Agreement, the Note, the Net Investment or the Collateral;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Security Agreement, the Note, the Net Investment, the Collateral, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Agreement or the Credit Support
Agreement, by an amount reasonably deemed by such Indemnified Party to be material, then within 10 days after demand by the Company, the Issuer shall pay to the Company such additional amount or amounts as will compensate such Indemnified Party for such increased cost provided that no such amount shall be payable with respect to any period commencing more than 90 days prior to the date the Company first notifies the Issuer of its intention to demand compensation therefor under this Section 4.2(a).

                  (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by the Company, the Issuer shall pay to the Company such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction; provided that no such amount shall be payable with respect to any period commencing less than 30 days after the date the Company first notifies the Issuer of its intention to demand compensation under this Section 4.2(b).

                  (c) The Company will promptly notify the Issuer of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 4.2. A notice by the Company claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Company may use any reasonable averaging and attributing methods.

                  (d) Anything in this Section 4.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 4.2 ("Section 4.2 Costs") ratably to the Issuer and each Other Transferor; and provided, further, that if such Section 4.2 Costs are attributable to the Issuer and not attributable to any Other Transferor, the Issuer shall be solely liable for such
Section 4.2 Costs or if such Section 4.2 Costs are attributable to Other Trans-ferors and not attributable to the Issuer, such Other Transferors shall be solely liable for such Section 4.2 Costs.

                  SECTION 4.3. Other Costs, Expenses and Related Matters. (a) The Issuer agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, the Bank Investors, the Collateral Agent, the Agent and the Administrative Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, all reasonable attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company or any Bank Investor) incurred by or on behalf of the Company, any Bank Investor, the Collateral Agent, the Agent or the Administrative Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the Note and the Security Agreement and any documents or instruments delivered pursuant hereto or thereto and the transactions contemplated hereby and thereby and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement, the Note and the Security Agreement, (b) arising in connection with the Company's or its agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Collateral Agent's security interest in the Collateral), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement (all of such amounts, collectively, "Transaction Costs").


                                              ARTICLE V

                                     THE AGENT; BANK COMMITMENT

                  SECTION 5.1. Authorization and Action. (a) The Company and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Security Agreement as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, the Company and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that the Company or a Bank
Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Issuer hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Company and the Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, that Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors. The Agent shall not, without the prior written consent of all Bank Investors and the Surety Bond Provider (which consent shall not be unreasonably withheld or delayed, and which consent shall only be required by the Surety Bond Provider for so long as no Surety Bond Provider Default has occurred and is continuing), agree to (i) amend, modify or waive any provision of this Agreement in any way which would
(A) reduce or impair Collections or the payment of fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee to a percentage greater than 1.50% per annum, (C) modify any provisions of this Agreement or the Purchase Agreement or any Surety Bond relating to the timing of payments required to be made by the Issuer or the Seller and/or Surety Bond Provider or the application of the proceeds of such payments, (D) the appointment of any Person (other than the Agent) as successor Servicer or (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein). The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of a Bank Investor's Commitment without the prior consent of such Bank Investor. In addition, the Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the related Majority Investors(which consent shall not be unreasonably withheld or delayed). "Majority Investors" shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 66 and 2/3% of the Facility Limit as of such date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereun-

der) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

                  (b) The Agent shall exercise such rights and powers vested in it by this Agreement and the Security Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  SECTION 5.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or the Security Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Issuer or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Company or any Bank Investor and shall not be responsible to the Company or any Bank Investor for any statements, warranties or representations made in or in connection with this Agreement;
(iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or of the Security Agreement on the part of the Issuer, or Seller or to inspect the property (including the books and records) of the Issuer or Seller; (iv) shall not be responsible to the Company or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Security Agreement or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement, the Security Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 5.3. Credit Decision. The Company and each Bank Investor acknowledges that it has, independently and without reliance upon the Agent, any of the

Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement to which it is a party and, if so required, to acquire an interest in the Note. The Company and each Bank Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

                  SECTION 5.4. Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Issuer), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, provided that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Issuer.

                  SECTION 5.5. Successor Agent. The Agent may resign at any time by giving written notice thereof to each Bank Investor, the Company, the Surety Bond Provider and the Issuer and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, the Company and the Majority Investors shall appoint a successor Agent. The Company and each Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article V shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 5.6. Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

                  SECTION 5.7. Bank Commitment; Assignment to Bank Investors.

                  (a) Bank Commitment. At any time on or prior to the Commitment Termination Date, in the event that the Company does not make a Subsequent Funding as requested under Section 2.1, then at any time, the Issuer shall have the right to require the Company to assign its interest in the Note in whole to the Bank Investors pursuant to this Section 5.7. In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event, or a Wind-Down Event or the Termination Date or (ii) the Company elects to give notice to the Issuer of an Advance Termination Date, the Issuer hereby requests and directs that the Company assign its interest in the
Note in whole to the Bank Investors pursuant to this Section 5.7 and the Issuer hereby agrees to pay the amounts described in Section 5.7(d) below. Provided that (i) the Net Asset Test is satisfied and (ii) the Issuer shall have paid to the Company all amounts due as described in Section 5.7(d) hereof, upon any such election by the Company or any such request by the Issuer, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Company's obligations hereunder. In connection with any assignment from the Company to the Bank Investors pursuant to this Section 5.7, each Bank Investor shall, on the date of such assignment, pay to the Company an amount equal to its Assignment Amount. In addition, at any time on or prior to the Commitment Termination Date the Issuer shall have the right to request funding under this Agreement directly from the Bank Investors provided that at such time all conditions precedent set forth herein and in the Security Agreement for a Subsequent Funding shall be satisfied and provided further that in connection with such funding by the Bank Investors, the Bank Investors accept the assignment of the Note from the Company and assume all of the Company's obligations hereunder concurrently with or prior to any such Subsequent Funding. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any further advances to the Issuer hereunder.

                  (b) Assignment. No Bank Investor may assign all or a portion of its interest in the Note and its rights and obligations hereunder to any Person unless approved in writing by the Agent. In the case of an assignment by the Company to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement, duly executed, assigning to the assignee a pro rata interest in the Note and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to effect Subsequent Fundings under Section 2.1 in accordance with the terms thereof, notwithstanding that the Company was not so obligated and (y) not have the right to deliver a notice specifying an "Advance Termination Date," notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Issuer. All reasonable costs and expenses of the Agent and the assignor incurred in connection with any assignment hereunder shall be borne by the Issuer and not by the assignor or any such assignee. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Agreement.

                  (c) Effects of Assignment. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer or the Seller or the performance or observance by the Issuer or the Seller of any of its obligations under this Agreement, the Purchase Agreement, the Security Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Security Agreement, the Purchase Agreement, the Surety Bond and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the Security Agreement and the other documents; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in
Section 6.6 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

                  (d) Issuer's Obligation to Pay Certain Amounts; Additional Assignment Amount. The Issuer shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 5.7, an aggregate amount equal to all Carrying Costs to accrue with respect to obligations already entered into by the Company as a result of or in connection with this Agreement. To the extent that such Carrying Costs relate to interest or discount on Commercial Paper issued to fund or refinance the Net Investment, if the Issuer fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the Net Investment hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

                  (e) Administration of Agreement After Assignment. After any assignment by the Company to the Bank Investors pursuant to this Section 5.7 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

                  (f) Payments. After any assignment by the Company to the Bank Investors pursuant to this Section 5.7, all payments to be made hereunder by the Issuer or the Collection Agent to the Bank Investors shall be made to the Agent's account as such account shall have been notified to the Issuer.

                  (g) Downgrade of Bank Investor. If at any time prior to any assignment by the Company to the Bank Investors as contemplated pursuant to this
Section 5.7, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" with negative credit implications from S&P or Moody's, respectively, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from S&P and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from S&P or Moody's, respectively (or such rating shall have been withdrawn by S&P's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from S&P and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the assignment of such Bank Investor's Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 5.7. Such Bank Investor shall be obligated to pay to the Company, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the interest component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Facility Limit, solely as it relates to new Fundings, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Issuer or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other documents.

                                             ARTICLE VI

                                            MISCELLANEOUS

                  SECTION 6.1. Notices, Etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be sent by facsimile transmission with a confirmation of the receipt thereof and shall be deemed to be given for purposes of this Agreement on the day that the receipt of such facsimile transmission is confirmed in accordance with the provisions of this
Section 6.1. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

                  If to the Company:

                           Enterprise Funding Corporation
                           c/o Merrill Lynch Money Markets Inc.
                           World Financial Center - South Tower
                           225 Liberty Street
                           New York, New York  10281
                           Attention: Gary Carlin
                           Telephone: (212) 236-7200
                           Telecopy:  (212) 236-7584

                           (with a copy to the Administrative Agent)

                  If to the Issuer:

                           UAC Boat Funding Corp.
                           250 North Shadeland Avenue, Suite 230-A
                           Indianapolis, Indiana  46219
                           Attention: Melanie Otto
                           Telephone:  (317) 231-6311
                           Telecopy:   (317) 231-7926

                  If to the Agent:

                           NationsBank N.A.
                           NationsBank Corporate Center
                           100 North Tryon Street
                           NC1-007-10-07
                           Charlotte, North Carolina  28255-0001
                           Attention:  Michelle M. Heath
                                            Investment Banking
                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169

                  SECTION 6.2. Successors and Assigns. This Agreement shall be binding upon the Issuer and the Company and their respective successors and assigns and shall inure to the benefit of the Issuer, and the Company and their respective successors and assigns including the Liquidity Provider; provided that the Issuer shall not assign any of its rights or obligations hereunder without the prior written consent of the Company and the Collateral Agent. The Issuer hereby acknowledges that the Company has assigned and granted a security interest in all of its rights hereunder to the Collateral Agent. In addition, the Issuer hereby acknowledges that the Company may at any time and from time to time assign all or a portion of its rights hereunder to the Liquidity Provider pursuant to the Liquidity Agreement. Except as expressly permitted hereunder or in the agreements establishing the Company's commercial paper program, the Company shall not assign any of its rights or obligations hereunder without the prior written consent of the Issuer.

                  SECTION 6.3. Severability Clause. Any provisions of this Agreement which are prohibited or unen- forceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6.4. Amendments. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the parties hereto; provided that the written consent of the Surety Bond Provider shall be required  prior to any amendment or  modification  of Section 2.1,  Section 4.2,
Section  4.3,  the sixth  sentence of Section  5.1,  Section  6.2,  Section 6.4,
Section 6.8 or Section 6.9 of this Agreement and prior to any amendment or modification which shall materially and adversely affect the rights or obligations of the Surety Bond Provider.

                  SECTION 6.5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                  SECTION 6.6. No Bankruptcy Petition Against the Company. The Issuer covenants and agrees that and each of the other parties hereto covenant and agree that, and each such Person agrees that they shall cause any successor servicer appointed pursuant to Section 4.1 of the Security Agreement to covenant and agree that, prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company, it will not institute against, or join any other Person in instituting against, the Company or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                  SECTION 6.7. Setoff. The Issuer hereby irrevocably and unconditionally waives all right of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Company at any time held by or in the possession of the Company.

                  SECTION 6.8. No Recourse. The Issuer's obligations under the Note are payable solely from the Collateral and no general recourse shall be had on the Note against the Issuer; provided that nothing in this Agreement shall affect the ability of the Agent to demand funds under the Surety Bond in accordance with the terms thereof. Except as otherwise expressly provided in this Agreement, it is understood and agreed that the Issuer shall not be liable for the payment of Purchased Interests, Commercial Paper or for any losses suffered by the Company in respect of the Note. The foregoing sentence shall not relieve the Issuer from any liability hereunder or under the Security Agreement with respect to its representations, warranties, covenants and other payment and performance obligations herein or therein described.

                  SECTION 6.9. Further Assurances. The Issuer agrees to do such further acts and things and to execute and deliver to the Company, or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Company to carry into effect the purposes of this Agreement or the Security Agreement or to better assure and confirm unto the Company or the Collateral Agent its rights, powers and remedies hereunder or thereunder.

                  SECTION 6.10. No Recourse against Merrill. The obligations of the Company under this Agreement are solely the corporate obligations of the Company. No recourse shall be had for the payment of any amount owing against Merrill Lynch Money Markets, Inc. ("Merrill") or against any stockholder, employee, officer, director or incorporator of the Company. For purposes of this
Section  6.10,  the term  "Merrill"  shall  mean  and  include  Merrill  and all affiliates thereof and any employee, officer, director, incorporator, shareholder or beneficial owner of any of them; provided however, that the Company shall not be considered to be an affiliate of Merrill for purposes of this Section 6.10.

                  SECTION 6.11. Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

                  SECTION  6.12.   Headings.   Section  headings  used  in  this
Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.



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



                  IN WITNESS WHEREOF, the Issuer, the Company and the Agent have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                             UAC BOAT FUNDING CORP.
                                              as Issuer


                                            By:  /s/ Melanie S. Otto
                                                 Name: Melanie S. Otto
                                            Title: Vice President


                         ENTERPRISE FUNDING CORPORATION,
                                             as Company


                                            By:  /s/ Stewart L. Culter
                                      Name: Stewart L. Culter
                                     Title: Vice President


                           NATIONSBANK, N.A., as Agent
                              and as Bank Investor


$75,000,000                                 By: /s/ Stan Meihaus
 Commitment                                    Name: Stan Meihaus
                                               Title:  Vice President



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